Exhibit 99.1

bluebird bio Announces Proposed Public Offering of Common Stock

CAMBRIDGE, MA, December 6, 2016 – bluebird bio, Inc. (Nasdaq: BLUE), a clinical-stage biotechnology company committed to developing potentially transformative gene therapies for severe genetic diseases and cancer, today announced that it has commenced an underwritten public offering of $200 million of its common stock. bluebird bio also intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent (15%) of the shares of common stock offered in the public offering. All of the shares in the proposed offering are to be sold by bluebird bio.

Goldman, Sachs & Co., BofA Merrill Lynch and Cowen and Company are acting as joint book-running managers of the proposed offering. Wells Fargo Securities and Wedbush PacGrow are acting as co-managers. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares are being offered by bluebird bio pursuant to an automatically effective shelf registration statement that was previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may also be obtained by contacting one of the following: Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: (212) 902-1171, facsimile: (212) 902-9316, email: prospectus-ny@ny.email.gs.com; BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, email: dg.prospectus_requests@baml.com; or Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, by telephone at (631) 274-2806 or by fax at (631) 254-7140. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About bluebird bio, Inc.

With its lentiviral-based gene therapy and gene editing capabilities, bluebird bio has built an integrated product platform with broad potential application to severe genetic diseases and cancer. bluebird bio’s gene therapy clinical programs include its Lenti-D™ product candidate, currently in a Phase 2/3 study, called the Starbeam Study, for the treatment of cerebral adrenoleukodystrophy, and its LentiGlobin® BB305 product candidate, currently in four clinical studies for the treatment of transfusion-dependent beta-thalassemia and severe sickle cell disease. bluebird bio’s oncology pipeline is built upon the company’s leadership in lentiviral gene delivery and T cell engineering, with a focus on developing novel T cell-based immunotherapies, including chimeric antigen receptor (CAR T) and T cell receptor (TCR) therapies. bluebird bio’s lead oncology program, bb2121, is an anti-BCMA CAR T program partnered with Celgene. bb2121 is currently being studied in a Phase 1 trial for the treatment of relapsed/refractory multiple myeloma. bluebird bio also has discovery research programs utilizing megaTALs/homing endonuclease gene editing technologies with the potential for use across the company’s pipeline.

bluebird bio has operations in Cambridge, Massachusetts, Seattle, Washington, and Paris, France.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated final terms, timing and completion of the proposed offering, and bluebird bio’s existing product candidates and research programs. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering, that the preliminary positive results from our prior and ongoing clinical trials will not continue or be repeated in our ongoing, planned or expanded clinical trials, the risk that the changes we have made in the LentiGlobin manufacturing process or the HGB-206 clinical trial protocol will not result in improved patient outcomes, the risk that the current or planned clinical trials of

LentiGlobin and Lenti-D will be insufficient to support regulatory submissions or marketing approval in the United States and European Union, the risk of cessation or delay of any of the ongoing or planned clinical studies and/or our development of our product candidates, the risk of a delay in the enrollment of patients in our clinical studies, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. There can be no assurance that bluebird bio will be able to complete the proposed public offering on the anticipated terms, or at all. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Investor Relations

bluebird bio, Inc.

Manisha Pai, 617-245-2107

mpai@bluebirdbio.com

Media Contact

bluebird bio, Inc.

Elizabeth Pingpank, 617-914-8736

epingpank@bluebirdbio.com

or

Pure Communications, Inc.

Dan Budwick, 973-271-6085